SEVENTH AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT

MGH Case Nos. 01416 and 22497
Agreement No. A215841.06

This Seventh Amendment to Exclusive Patent License Agreement ("Seventh Amendment") is made as of December 22, 2017 ("Seventh Amendment Effective Date"), by and between VICapsys Inc., a Florida corporation, having principal place of business at 1234 Airport Road, Destin, Florida 32541 ("Company"), and The General Hospital Corporation d/b/a Massachusetts General Hospital, a non-profit Massachusetts corporation with a principal office at 55 Fruit Street, Boston, Massachusetts 02114 ("Hospital").

WHEREAS, Company and Hospital entered into Exclusive Patent License Agreement, First Amendment to Exclusive Patent License Agreement, Second Amendment to Exclusive Patent License Agreement, Third Amendment to Exclusive Patent License Agreement, Fourth Amendment to Exclusive Patent License Agreement, Fifth Amendment to Exclusive Patent License Agreement and Sixth Amendment to Exclusive Patent License Agreement with effective dates of May 8, 2013, January 22, 2014, May 6, 2014, August 25, 2014, December 1, 2014, October 27, 2016 and February 6, 2017, respectively ("Agreement");

WHEREAS, Company and Hospital desire to amend and have the authority to amend Agreement as further described below upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of where and hereby acknowledged, Company and Hospital agree as follows:

1. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in Agreement.

2. Section 3.1(a) of Agreement shall be deleted in its entirety and replaced by the following:

(a) Pre-Sales Requirements.

- (i) Company shall provide a detailed business plan and development plan by March 31, 2018;
- (ii) Company shall raise $2 million in a financing round between Seventh Amendment Effective Date and December 31, 2018;
- (iii) Company shall initiate research regarding the role of CXCL12 in minimizing fibrosis formation by December 31, 2018;
- (iv) Company shall initiate research regarding the role of CXCL12 in beta cell function and differentiation by December 31, 2018; and
- (v) Parties will negotiate additional Company diligence requirements no later than January 31, 2019.

3. Section 4.1 of Agreement shall be deleted in its entirety and replaced by the following:

4.1 Patent Cost Reimbursement. Company shall reimburse Hospital for all costs associated with the preparation, filing, prosecution and maintenance of all Patent Rights ("Patent Costs"). As of the Effective Date, Hospital has incurred approximately one hundred ten thousand United States dollars ($110,000) in Patent Costs, which Company shall pay within sixty (60) of receiving Hospital's invoice after Seventh Amendment Effective Date. Company shall pay to Hospital, or at Hospital's request directly to patent counsel, all other Patent Costs within thirty (30) days of Company's receipt of an invoice for such Patent Costs, either from Hospital or Hospital's patent counsel. Company agrees to indemnify, defend, and hold Hospital harmless from and against any and all liabilities, damages, costs, and expenses arising from the failure of Company to timely pay such invoices and Patent Costs. Hospital shall instruct patent counsel to provide copies to Hospital for Hospital's administrative files of all invoices detailing Patent Costs which are sent directly to Company. If company pays any Patent Costs directly, Company shall advise patent counsel that Hospital is and shall remain patent counsel's client.

4. Section 4.7 shall be deleted in its entirety and replace with the following:

> 4.7 Success Payments. Company shall pay Hospital one million United States dollars ($1,000,000) within sixty (60) days after the first achievement of total Net Sales of Product or Process equal or exceed one hundred million United States dollars ($100,000,000) in any calendar year and four million United States dollars ($4,000,000) within sixty (60) days after the first achievement of total Net Sales of Product or Process equal or exceed one hundred million United States dollars ($250,000,000) in any calendar year.

5. Effect of Amendment. Except as otherwise amended hereby, all terms and conditions of Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities, and obligations of Parties thereto, as presently constituted, will continue in full effect.

6. No Modification. This Seventh Amendment may not be amended or modified, nor may any provision hereof be waived, except by a written instrument executed by Parties hereto.

7. Counterparts. This Seventh Amendment may be executed in counterparts, each of which when executed shall be deemed to be an original and both of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, Company and Hospital have caused Seventh Amendment to be executed by their respective duly authorized representatives as of Seventh Amendment Effective Date.

THE GENERAL HOSPITAL CORPORATION	VICAPSYS INC.
By: ______________________	By: ______________________
Name: Daniel A. Castro	Name: Charles Farrahar
Title: Managing Director, Licensing Innovation Partners HealthCare	Title: Chief Financial Officer